Exhibit 99.1

Blackstone Mortgage Trust Reports

Second Quarter 2016 Results

New York, July 26, 2016: Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its second quarter 2016 results.

Stephen D. Plavin, Chief Executive Officer, said, “BXMT had another strong quarter, driven by $859 million of originations and $1.8 billion of incremental financing capacity for new loans. Our low volatility, senior mortgage business is thriving in the current market environment.”

Blackstone Mortgage Trust issued a full detailed presentation of its second quarter 2016 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, July 27, 2016 at 10:00 a.m. ET to discuss second quarter 2016 results. The conference call can be accessed by dialing +1 (888) 268-4178 (U.S. domestic) or +1 (617) 597-5494 (international), with the passcode 245-054-61# or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay will be available on the company’s website or by telephone beginning approximately two hours after the event. The replay call number is +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), with the passcode 467-577-32#.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE:BXMT) is a real estate finance company that originates and acquires senior loans collateralized by properties in North America and Europe. BXMT is a real estate investment trust headquartered in New York City and is externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $350 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Blackstone Mortgage Trust, Inc.

345 Park Avenue

New York, New York 10154

T 212 655 0220

Forward-Looking Statements and Other Matters

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance, including performance of the loan portfolio acquired from GE Capital. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Core Earnings,” which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of second quarter 2016 results and is available on our website at www.bxmt.com.

Investor and Media Relations Contacts

Weston Tucker Investor Relations Blackstone +1 (212) 583-5231 tucker@blackstone.com	Paula Chirhart Media Relations Blackstone +1 (212) 583-5263 paula.chirhart@blackstone.com

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